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                                                                 EXHIBIT 82
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                   WHO'S IN THE "VALLEY OF DESPAIR"?

                   Union Pacific Resources. In a sworn

                   submission to the IRS in 1996,

                   UPR described its trend of steep declines

                   in production from existing properties

                   as the "valley of despair." Paid for by

                   Pennzoil Company. -- ADVT.




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